SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2003

CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 383-4758

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

On July 31, 2003, Civitas BankGroup, Inc. sold 1,244,444 shares of its common stock to certain accredited investors at a per share purchase price of $5.625.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.

Date: August 1, 2003	By:	/s/ Andy LoCascio Andy LoCascio Chief Financial Officer